UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012 (July 25, 2012)

INNOLOG HOLDINGS CORPORATION

(Exact name of Registrant as specified in charter)

Nevada	005-85825	68-0482472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4000 Legato Road, Suite 830

Fairfax, Virginia 22033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 766-1412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On July 25, 2012, Innolog Holdings Corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”). Pursuant to the terms of the Investment Agreement, Dutchess shall commit to purchase up to five million dollars ($5,000,000) of the Company's common stock, par value $0.001 per share (the "Common Stock") over the course of thirty-six (36) months (the "Open Period"). The purchase price for the shares shall be equal to 95% of the lowest daily volume weighted average price of the Common Stock during the five (5) trading days that comprise the defined pricing period (the "Purchase Price").

The amount that the Company may from time to time during the Open Period, in its sole discretion, request from each advance ("Advance") shall be in the form of a put ("Put") with written notice delivered to Dutchess ("Put Notice") stating the dollar amount of shares (the "Put Amount") that the Company intends to sell on a Closing Date (as defined in the Agreement). The Put Amount shall not exceed either (i) one hundred thousand dollars ($100,000) or (ii) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock based on the three (3) trading days preceding the Put Notice Date (as defined in the Agreement). The Common Stock identified in the Put Notice shall be purchased for a price equal to the Purchase Price based on the five (5) consecutive trading days immediately following the Put Notice Date (the "Pricing Period"). During the Open Period, the Company may not submit a Put Notice until the Pricing Period for the prior put has been completed.

The Investment Agreement provides the Company with the option to specify a price at which a Put is suspended (the "Suspension Price") for a particular Put Notice. In the event that the Common Stock price falls below the Suspension Price, the Put shall be temporarily suspended until the Common Stock price rises above the Suspension Price during the applicable Pricing Period. However, if the Pricing Period has been completed, any shares above the Suspension Price due to Dutchess shall be sold at a price equal to the Suspension Price. The Company agreed to reserve a total of 5,000,000 shares of Common Stock for issuance and purchase pursuant to the Investment Agreement. The total number of shares of Common Stock issuable by the Company and purchasable by Dutchess during the Open Period is subject to changes in the trading price of the Company's Common Stock and, if the Company becomes listed on an exchange, limitations on the number of shares issued without shareholder approval. The Company has paid document preparation fees in the amount of $15,000 pursuant to the terms of the Investment Agreement.

Also on July 25, 2012, the Company and Dutchess entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission ("SEC") covering the number of shares of Common Stock underlying the Investment Agreement within twenty-one (21) days after the date of the Registration Rights Agreement. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the registration statement is filed and maintain the effectiveness of such registration statement until earlier termination in accordance with the Registration Rights Agreement so that Dutchess may resell the shares of common stock that may be issued to it under the Investment Agreement on a registered basis under the Securities Act of 1933.

A copy of the Investment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein. The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference in its entirety in response to this Item 3.02.

In addition, the Registrant is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities under the Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering and Dutchess is an “accredited investor” and/or qualified institutional buyer and has access to information about us and its investment.

Exhibit 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement dated as of July 25, 2012 between Innolog Holdings Corporation and Dutchess Opportunity Fund, II, LP.

10.2	Registration Rights Agreement dated as of July 25, 2012 between Innolog Holdings Corporation and Dutchess Opportunity Fund, II, LP.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2012	INNOLOG HOLDINGS CORPORATION

	By:	/s/ William Danielczyk
William Danielczyk Executive Chairman